Exhibit 99.1

Mama’s Creations Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Fourth Quarter Revenues Increase 25.7% to $33.6 Million at 27.0% Gross Margin Profile

Completion of Strategic CapEx Projects and New Senior Hires Driving Robust Revenue and Margin Growth

EAST RUTHERFORD, NJ – April 8, 2025 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the fourth quarter and fiscal year ended January 31, 2025.

Financial Summary:

	Three Months Ended Jan. 31,			Fiscal Year Ended Jan. 31,
$ in millions	2025	2024	% Increase	2025	2024	% Increase
Revenues	$33.6	$26.7	25.7%	$123.3	$103.3	19.4%
Gross Profit	$9.1	$7.8	16.1%	$30.5	$30.3	0.7%
Operating Expenses	$7.2	$5.9	22.1%	$25.7	$21.4	19.6%
Net Income	$1.6	$1.4	13.6%	$3.7	$6.5	(43.0)%
Earnings per Share (Diluted)	$0.04	$0.04	16.2%	$0.09	$0.17	(47.1)%
Adj. EBITDA (non-GAAP)	$3.1	$2.8	8.7%	$9.2	$11.7	(20.9)%

Fourth Quarter Fiscal 2025 & Subsequent Operational Highlights:

●	Secured new customers and product launches including Wal-Mart, all Albertsons’ regions, all 8 Costco regions, a first item into Kroger’s HomeChef division, Lidl, BJ’s, a major C-Store launch at Sheetz, and new Meals for One via Amazon Fresh.
●	Secured the Company’s first-ever fixed-price protein contracts for both beef and chicken, hedging commodity cost risks for at least 50% of the Company’s projected FY 2026 volume.
●	Completed build-out of industry-leading senior management team with the appointments of end-to-end supply chain leader Skip Tappan to the role of Chief Operating Officer and of veteran CPG and Retail executive Chris Darling as Chief Commercial Officer.
●	Invited to present at leading investor conferences nationally, including the 2025 ICR Conference, 37th Annual Roth Conference, Raymond James Small Cap Summit, 15th Annual Craig-Hallum Alpha Select Conference, 13th Annual ROTH Deer Valley Event and the 2025 Planet MicroCap Showcase.

●	Cash and cash equivalents as of January 31, 2025 were $7.2 million, as compared to $11.0 million as of January 31, 2024. The change in cash and cash equivalents was primarily driven by $5.1 million in capital investments and $3.6 million of debt paydown during the fiscal year.

Management Commentary

“The fourth quarter of 2025 was highlighted by a robust 25.7% revenue growth, to a record $33.6 million, and the highest quarterly gross margin for the fiscal year at 27.0%, with the completion of CapEx investments to double our grilled chicken throughput, positioning us for the next leg up in growth, as reflected in the market share gains we saw this quarter,” said Adam L. Michaels, Chairman and CEO of Mama’s Creations. “Construction-related disruptions at our Farmingdale facility that had been impacting gross margins were firmly behind us in September, putting us back on track toward our near-term target in the high 20% range. While commodities and tariffs continue to put pressure on the macroeconomic environment, we have positioned ourselves well in anticipation of potential future macro headwinds. With over half of our expected protein needs for the new fiscal year locked in via fixed-price agreements, we are better prepared than ever to weather any macro headwinds.

“Emphasis on our 4 Cs – Cost, Controls, Culture and Catapult – during the quarter was supported by continued automation and operational efficiency improvements across the organization. This included the aforementioned CapEx investments that were completed in September, as well as labor cost savings through a new lower overtime staffing model that was fully implemented in January, and additional procurement efficiencies and recent upgrades to our existing grills that will drive meaningful improvements in throughput. We continue to focus on selling new products that leverage the entire chicken breast, which allows us to trim more often, creating a cycle of higher gross margins through significant cost savings. By mid-year, we expect to trim most of our chicken in-house, from a small minority today.

“Taken together, we believe we now have the world-class operational asset base and team in place to fully optimize operations, execute on our Catapult growth plan and identify, acquire and integrate future M&A opportunities. With these strong fundamentals, we believe we are well-positioned to emerge as a dominant player and a consolidator in the prepared foods space. Our marketing has grown to capture new customers, cohorts and occasions, and our team is selling with confidence and fulfilling pent-up demand. This has driven the robust 19.4% growth we saw in fiscal 2025, nearly double last year’s growth, all while building the foundation for an even stronger fiscal 2026,” concluded Michaels.

Fourth Quarter Fiscal 2025 Financial Results

Revenue for the fourth quarter of fiscal 2025 increased 25.7%, to $33.6 million, as compared to $26.7 million in the same year-ago quarter. Revenue for fiscal 2025 increased 19.4% to $123.3 million, as compared to $103.3 million in the prior year. The increase was largely attributable to volume gains driven by same-customer cross-selling of new items, high ROI trade promotions to drive higher velocities in existing customers and new customer door expansion. Targeted pricing actions were successfully put in place and implemented to ensure the Company maintained gross margin targets.

Gross profit increased 16.1%, to $9.1 million, or 27.0% of total revenues in the fourth quarter of fiscal 2025, as compared to $7.8 million, or 29.3% of total revenues, in the same year-ago quarter. Gross profit increased 0.7% to $30.5 million, or 24.8% of total revenues, in fiscal 2025, as compared to $30.3 million, or 29.4% of total revenues, in the prior year. The difference in gross margin was primarily attributable to commodity cost increases from historical averages as well as a non-recurring impact from construction surrounding the now-completed installation of strategic CapEx projects at the Company’s Farmingdale, NY facility.

Operating expenses totaled $7.2 million in the fourth quarter of fiscal 2025, as compared to $5.9 million in the same year-ago quarter. As a percentage of sales, operating expenses decreased in the fourth quarter of 2025 to 21.3% from 21.9%. Operating expenses totaled $25.7 million in fiscal 2025, as compared to $21.4 million in fiscal 2024. As a percentage of sales, operating expenses remained flat in fiscal 2025 at 20.8% of sales. Operating expenses in the fourth quarter benefitted from increased operating leverage, partially offset by strategic new hires to build capabilities, as well as a 93% year-over-year increase in marketing spend across the entirety of the fiscal year – an area of historical underinvestment – to help drive repeatable and profitable growth.

Net income for the fourth quarter of fiscal 2025 increased to $1.6 million, or $0.04 per diluted share, as compared to net income of $1.4 million, or $0.04 per diluted share, in the same year-ago quarter. Net income for fiscal 2025 totaled $3.7 million, or $0.09 per diluted share, as compared to net income of $6.5 million, or $0.17 per diluted share, in the prior year. Fourth quarter net income totaled 4.8% of revenue, as compared to 5.3% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, increased 8.7% to $3.1 million for the fourth quarter of fiscal 2025, as compared to $2.8 million in the same year-ago quarter. Adjusted EBITDA totaled $9.2 million in fiscal 2025, as compared to $11.7 million in the prior year.

Cash and cash equivalents as of January 31, 2025 totaled to $7.2 million, as compared to $11.0 million as of January 31, 2024. The change in cash and cash equivalents was primarily driven by $5.1 million in strategic capital investments and $3.6 million of debt paydown year-to-date, partially offset by working capital improvements. As of January 31, 2025, total debt stood at $5.1 million, as compared to $8.7 million as of January 31, 2024.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern today, April 8, 2025, to discuss the Company’s fourth quarter and fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q4 FY2025 Earnings Conference Call

Date: Tuesday, April 8, 2025

Time: 4:30 p.m. Eastern

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13752518

Webcast: MAMA Q4 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, May 8, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13752518. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 10,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

(in thousands)

	THREE MONTHS ENDED		Fiscal Year Ended
	January 31,		January 31,
	2025	2024	2025	2024
Net income available to common stockholders	$1,600	$1,408	$3,711	$6,512
Depreciation	535	276	1,592	1,043
Amortization	286	388	1,571	1,110
Taxes	287	486	995	2,008
Interest, net	82	66	259	549
Stock-based compensation	298	216	1099	436
Adjusted EBITDA (Non-GAAP)	$3,088	$2,840	$9,227	$11,658

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us

Mama’s Creations, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	January 31, 2025	January 31, 2024

Assets:

Current Assets:
Cash and cash equivalents	$7,150	$11,022
Accounts receivable, net	8,131	7,859
Inventories, net	4,817	3,310
Prepaid expenses and other current assets	1,779	1,375
Total Current Assets	21,877	23,566

Property, plant, and equipment, net	9,387	4,436
Intangible assets, net	3,436	4,979
Goodwill	8,633	8,633
Operating lease right of use assets, net	3,376	2,889
Deferred tax asset	258	503
Security deposits	95	95
Total Assets	$47,062	$45,101

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$12,052	$12,425
Term loan, net of debt discount of $22 and $38, respectively	1,530	1,514
Operating leases liabilities	848	434
Finance leases payable	345	367
Promissory notes – related parties	2,250	1,950
Total Current Liabilities	17,025	16,690

Line of credit	—	—
Term loan – net of current	1,342	3,003
Operating leases liability – net of current	2,600	2,515
Finance leases payable – net of current	1,199	1,062
Promissory notes – related parties, net of current	—	2,250
Total long-term liabilities	5,141	8,830

Total Liabilities	22,166	25,520

Commitments and contingencies (Note 10 and 11)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of January 31, 2025 and January 31, 2024, 0 shares outstanding as of January 31, 2025 and January 31, 2024	—	—
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued and outstanding as of January 31, 2025 and January 31, 2024	—	—
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00001 par value; 250,000,000 shares authorized; 37,586,000 and 37,488,000 shares issued as of January 31, 2025 and January 31, 2024, respectively, 37,816,000 and 37,258,000 shares outstanding as of January 31, 2025 and January 31, 2024, respectively	—	—
Additional paid-in capital	24,882	23,278
Retained earnings (accumulated deficit)	164	(3,547)
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	24,896	19,581
Total Liabilities and Stockholders’ Equity	$47,062	$45,101

Mama’s Creations, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Quarter Ended January 31,		For the Years Ended January 31,
	2025	2024	2025	2024

Net sales	$33,585	$26,725	$123,328	$103,284

Costs of sales	24,507	18,904	92,795	72,951

Gross profit	9,078	7,821	30,533	30,333

Operating expenses:
Research and development	103	124	455	414
Selling, general and administrative	7,046	5,732	25,201	21,029
Total operating expenses	7,149	5,856	25,656	21,443

Income from operations	1,929	1,965	4,877	8,890

Other income (expenses)
Interest expense	(108)	(66)	(477)	(549)
Interest income	26	—	218	—
Amortization of debt discount	(3)	(5)	(16)	(22)
Other income	43	—	104	27
Total other expenses	(42)	(71)	(171)	(544)

Income before income tax provision and income from equity method investment	1,887	1,894	4,706	8,346

Income from equity method investment	—	—	—	223
Income tax provision	(287)	(486)	(995)	(2,008)

Net income	1,600	1,408	3,711	6,561

Less: series B preferred dividends	—	—	—	(49)

Net income available to common stockholders	1,600	1,408	3,711	6,512

Net income per common share
– basic	$0.04	$0.04	$0.10	$0.18
– diluted	$0.04	$0.04	$0.09	$0.17

Weighted average common shares outstanding
– basic	37,603,500	37,484,148	37,427,571	36,814,162
– diluted	39,576,500	39,196,781	39,418,571	38,381,407

Mama’s Creations, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended January 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,711	$6,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,592	1,043
Provision for credit losses	—	(140)
Amortization of debt discount	16	22
Change in right of use assets	(1,585)	348
Amortization of intangibles	1,543	1,080
Stock-based compensation	1,099	436
Allowance for obsolete inventory	—	63
Change in deferred tax asset	245	215
Income from equity method investment	—	(223)
Changes in operating assets and liabilities:
Accounts receivable	(272)	2,392
Inventories	(1,507)	263
Prepaid expenses and other current assets	(1,341)	(540)
Security deposits	—	(35)
Accounts payable and accrued expenses	79	476
Operating lease liability	1,597	(340)
Net Cash Provided by Operating Activities	5,177	11,621

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(5,095)	(786)
Cash paid for acquisition/investment in Chef Inspirational Foods, LLC, net	—	(646)

Net Cash (Used in) Investing Activities	(5,095)	(1,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Series B preferred stock offering	—	—
Payment of stock offering costs	—	—
Cash paid for financing fees	—	—
Repayment of term loan	(1,662)	(1,652)
(Repayment) borrowings of line of credit, net	—	(890)
Repayment of term loan - related party	(1,950)	(750)
Repayment of finance lease obligations	(397)	(272)
Payment of Series B Preferred dividends	—	(49)
Proceeds from exercise of options	55	68
Net Cash (Used in) Financing Activities	(3,954)	(3,545)

Net (Decrease) Increase in Cash	(3,872)	6,644

Cash and cash equivalents - Beginning of Period	11,022	4,378

Cash and cash equivalents - End of Period	$7,150	$11,022

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$1,477	$1,620
Interest	$427	$654

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Finance lease asset additions	$511	$1,270
Related party loan to finance acquisition	$—	$2,700
Right of use asset recognized	$2,119	$—
Write-off of right of use asset	$1,021	$—
Issuance of stock for director settlement	$450	$—
Non-cash consideration paid in common stock for equity method investment	$—	$—
Non-cash deposits on prepaid additions		$—
Receipt of fixed assets for deposits previously paid	$937	$—
Settlement of liability in common stock	$—	$50

See accompanying notes to the condensed consolidated financial statements.